Exhibit 99.1
United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended January 31, 2010

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$4,307,440
Unrealized Gain (Loss) on Market Value of Futures	(18,048,620)
Interest Income	3,131
Total Income (Loss)	$(13,738,049)

Expenses
Investment Advisory Fee	$83,233
Tax Reporting Fees	52,800
Audit fees	12,400
Legal fees	11,470
NYMEX License Fee	3,166
SEC & FINRA Registration Expense	2,860
Brokerage Commissions	2,111
Non-interested Directors' Fees and Expenses	627
Prepaid Insurance Expense	433
Total Expenses	$169,100
Net Gain (Loss)	$(13,907,149)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 1/1/10	$165,523,309
Net Gain (Loss)	(13,907,149)

Net Asset Value End of Period	$151,616,160
Net Asset Value Per Unit (4,100,000 Units)	$36.98

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2010 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502